AMENDED SCHEDULE A

                             DATED: DECEMBER 1, 2005

                       REGIONS MORGAN KEEGAN SELECT FUNDS

                                  FEE SCHEDULE


                                               Percentage of Average
             Fund                                Daily Net Assets
             ----                                ----------------

Regions Morgan Keegan Select LEADER
     Growth & Income Fund                             0.75%

Regions Morgan Keegan Select LEADER
     Money Market Fund                                0.25%